EXHIBIT  10.66
                          SINCLAIR DAVIS TRADING GROUP
                                    AGREEMENT

     This Agreement (the "Agreement") is entered into on this 8th day of December 1999, between Sinclair Davis Trading Corp., a New York Corporation, and Nettaxi.com, a Nevada Corporation ("Client" or "Nettaxi").

     WHEREAS, Sinclair Davis Trading Corp. is in the business of planning, developing and implementing marketing and public relation services campaigns for corporations and other business entities ("Public Relation Services");

     WHEREAS, the Client desires to retain Sinclair Davis Trading Corp. to provide the Public Relation Services, and Sinclair Davis Trading Corp. desires to provide such Public Relation Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement for a period of two years.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.     Public  Relation  Services.

(a) Subject to Client's compliance with each of the covenants and agreements made by Client in this Agreement, Sinclair Davis Trading Corp. agrees to provide to Client with Public Relation Services for the period commencing on the latter of the date that this Agreement is executed and delivered by Client or the date that Sinclair Davis Trading Corp. receives payment of its fees as herein provided (the "Effective Date") and expiring two (2) years following the effective date of this Agreement (the "Term").


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(b)     Sinclair  Davis  Trading  Corp.  agrees  to send information packages to various brokerage firms and brokers; develop and coordinate a net media strategy; and be available for consultations regarding mergers, acquisitions and business development. On a quarterly basis, Sinclair Davis Trading Corp. shall provide the client with a summary of its activities rendered hereunder.

2. Representations and Warranties of Client. As of the date hereof and during the Term of this Agreement, Client represents and warrants to Sinclair Davis Trading Corp. that:

(a) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its Incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

(b) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and Client's Board of Directors has duly approved this Agreement.

(c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of client enforceable against it in accordance with its terms.

(d) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter of bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

(e) Litigation. Except as the Company has disclosed in its public filing with the Securities and Exchange Commission, there is no action, suit or proceeding which could reasonably be expected to have a material adverse effect on Client, is pending or threatened against the client.

(f) Accuracy of Information. The information furnished by Client to Sinclair Davis Trading Corp. regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or admit to state any materials fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were not misleading.

3. Covenants and Agreements of Client. Client covenants and agrees to comply with the following covenants:

(a) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to Sinclair Davis Trading Corp. The Client agrees to promptly advise Sinclair Davis Trading Corp. in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or


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in any report or other document prepared by the Sinclair Davis Trading Corp. for and on behalf of Client misleading in any material respect. Client hereby agrees that Sinclair Davis Trading Corp. and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by representative of Client, until Sinclair Davis Trading Corp. is advised in writing by an authorized representative of Client that the information previously furnished to Sinclair Davis Trading Corp. in inaccurate or incomplete in any material respect.

(b) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

(c) Financial and Other Information. Client agrees to furnish to Sinclair Davis Corp. the following information:

(1) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements, including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

(2) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the Chief Financial Officer and Chief Executive Officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

(d) Sinclair Davis Trading Corp. Stock's Reliance on client's Full Disclosure. Client will provide, or cause to be provided, to Sinclair Davis Trading Corp., all financial and other information requested by Sinclair Davis Trading Corp. for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that Sinclair Davis Trading Corp. will use such information in performing the services contemplated by this Agreement without independently verifying such information, and that Sinclair Davis Trading Corp. does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to Sinclair Davis Trading Corp. The persons executing this Agreement on behalf of Client agree to keep Sinclair Davis Trading Corp. promptly informed of any facts hereafter known to Client which materially adversely affects or may (so far as Client's senior management can now reasonably foresees) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

(e) Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to Sinclair Davis Trading Corp. and for the contents of all materials and other information prepared by Sinclair Davis Trading Corp. and for the contents of all materials and other information prepared by Sinclair Davis Trading Corp. for and on behalf of Client. Client agrees to indemnify Sinclair Davis Trading Corp. and hold it harmless from all claims, actions, suits of any kind alleging the subject matter of this Agreement, including attorneys fees.

(f) Relationship of the Parties. This Agreement provides for the providing of marketing and public relation services by Sinclair Davis Trading Corp. to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of Sinclair Davis Trading Corp. to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating Sinclair Davis Trading Corp. to act as financial or business or consultant to Client, as permitting or obligating Sinclair Davis Trading Corp. to participate in the management of Client's business, as creating or imposing any fiduciary obligations on the part of Sinclair Davis Trading Corp. with respect to the provisions of services hereunder and Sinclair Davis Trading Corp. shall have no such duty or obligation to Client, as providing or counseling Client as to the compliance by Client with


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any  federal  or  state  securities  or  other laws affecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that is has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein.

4. Compensation. The Client agrees to pay Sinclair Davis Trading Corp. the following fees for its services rendered hereunder:

(a) 350,000 shares of Common Stock 30 days following the date of execution of this Agreement with a registration rights agreement providing Sinclair Davis Trading Corp. one demand registration which may be used by Sinclair Davis at any time during the next five years or registration rights on the next registration statement filed by the Company.

5. All amounts paid or required to be paid under this Agreement shall be fully earned on the Effective Date of this Agreement notwithstanding subsequent delivery of the share certificates.

6. Two Way Termination. Sinclair Davis Trading Corp. and Nettaxi.com shall have the right in its sole and absolute discretion to terminate its obligation hereunder and to immediately cease providing Public Relations Services pursuant to this Agreement if Sinclair Davis Trading Corp. in the exercise of its reasonable judgement, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements contained herein or if any federal or state governmental agency or instrumentally instituted an investigation of suit against Client or pertaining to the services under.

7.     Miscellaneous.

(a) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(b) Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.


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(c)     Amendments  to  be  in  Writing.  This  Agreement may be amended only in writing  signed  by  all  of  the  parties.

(d) No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in writing signed by that party. No course of dealing and not delay on the part of Sinclair Davis Trading Corp. in exercising its rights shall operate as a waiver of that right or otherwise prejudice Sinclair Davis Trading Corp. Sinclair Davis Trading Corp.'s failure to insist upon the strict performance of any provision of this Agreement, or to exercise nay right or remedy available to Sinclair Davis
Trading Corp. Sinclair Davis Trading Corp. shall not constitute a waiver by Sinclair Davis Trading Corp. of such provision. No specific waiver by Sinclair Davis Trading Corp. or any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision.

(e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but al of which together shall constitute one and the same instrument.

(f) Circulation of Rights and Remedies. No right or remedy of Sinclair Davis Trading Corp. under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing whether by contract, at law, or in equity.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

(h) Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party of all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitations, including any costs and expenses of experts, witnesses, depositions and other costs.


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(i)     Notices.  Any  notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of Mail.

(j) Headings. The headings in this Agreement are intended solely for the conveniences of reference. They shall be given no effect in the construction or interpretation of this Agreement.

(k) Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.


                              NETTAXI.COM


                              By: /s/ Robert A. Rositano, Jr.
                                 -----------------------------
                                   Chief  Executive  Officer




                              SINCLAIR  DAVIS  TRADING  CORP.


                              By: /s/ Robert Shatles
                                 -----------------------------
                                   President


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                           SINCLAIR-DAVIS TRADING CORP.



February, 27, 2000



Mr. Robert Rositano
Nettaxi.com, Inc.
1696 Dell Avenue
Campbell, Ca 95008

Dear Rob,

     This letter is to confirm that Sinclair-Davis Trading Corp. has been retained for an additional six(6) months of the original agreement dated the 8th of December 1999. The compensation agreed for the additional six (6) months is an additional 175,000 shares of Nettaxi.com, Inc. common stock. This stock will have one demand registration which may be used by Sinclair-Davis at any time during the next five years or registration rights on the next registration statement filed by the Company.

                                        NETTAXI.COM

                                        By: /s/ Robert A. Rositano
                                           -----------------------
                                           Chief Executive Officer

                                           Sinclair-Davis Trading Corp.

                                        By: /s/ Robert Shatles
                                           -----------------------
                                           President